UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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JOHN HANCOCK FUNDS II
(Name of Registrant as Specified in its Charter)

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John Hancock Small Cap Equity Fund - Urgent Virtual Message

Hello, I am calling on behalf of the John Hancock Small Cap Equity Fund regarding the upcoming Shareholder Meeting, to be held on April 15, 2016. As of today, we have not received your vote on this very important proposal.

Voting is very easy and will save the fund the expense of additional mailings and phone calls. Your vote is critical no matter how many shares you own.

You can vote by internet or touch-tone phone by following the simple instructions on your proxy voting card that you received recently in the mail or you may call us at (1-844-700-1479) between 9 am – 10 pm Eastern time to cast your vote directly over the phone.

Voting will only take a minute of your time and will remove your phone number from this calling effort. I appreciate your prompt attention to this very important matter as a valued shareholder.

Thank you for your time and your vote.